Exhibit 10.28

This Security Agreement and the exercise of the rights granted hereunder are subject to and governed by the terms of a Subordination Agreement dated as of November 1, 2013 by and among the Secured Party named below, Glaukos Corporation and Comerica Bank, the provisions of which are incorporated herein by this reference and made a part hereof.

FORM OF SECURITY AGREEMENT

This SECURITY AGREEMENT (this “Agreement”) is dated as of November 1, 2013 and entered into by and between Glaukos Corporation, a Delaware corporation (“Grantor”), and                                    , as Lender (in such capacity, the “Secured Party”).

RECITALS

A.                                    Grantor has delivered to Secured Party a Secured Promissory Note in the principal amount of $                         and dated the date hereof (as it may hereafter be amended, restated, supplemented or otherwise modified from time to time, the “Note”).

B.                                    Grantor has agreed to grant the security interests contemplated by this Agreement in order to further secure payment of the Note.

NOW, THEREFORE, in consideration of the mutual agreements set forth herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Grantor hereby agrees with Secured Party as follows:

SECTION 1.                         Grant of Security.

Grantor hereby grants to Secured Party a security interest in, all of Grantor’s right, title and interest in all personal property of Grantor of every kind, whether presently existing or hereafter created or acquired, and wherever located, including but not limited to the following: (a) all accounts (including health-care-insurance receivables), chattel paper (including tangible and electronic chattel paper), deposit accounts, documents (including negotiable documents), equipment (including all accessions and additions thereto), general intangibles (including payment intangibles and software), goods (including fixtures), instruments (including promissory notes), inventory (including all goods held for sale or lease or to be furnished under a contract of service, and including returns and repossessions), investment property (including securities and securities entitlements), letter of credit rights, money, and all of Grantor’s books and records with respect to any of the foregoing, and the computers and equipment containing said books and records; and (b) any and all cash proceeds and/or noncash proceeds thereof, including, without limitation, insurance proceeds, and all supporting obligations and the security therefor or for any right to payment (collectively, the “Collateral”).  All terms above have the meanings given to them in the California Uniform Commercial Code, as amended or supplemented from time to time

Notwithstanding the foregoing, the Collateral shall not include any copyrights, patents, trademarks, servicemarks and applications therefor, now owned or hereafter acquired, or any claims for damages by way of any past, present and future infringement of any of the foregoing.

Notwithstanding anything herein to the contrary, in no event shall the Collateral include, and Grantor shall not be deemed to have granted a security interest in, any of Grantor’s rights or interests in or under: (a) any license, contract, permit, Instrument, Security or franchise or any of its rights or interests thereunder to the extent, but only to the extent, that such a grant would, under the terms of such license, contract, permit, Instrument, Security or franchise, result in a breach of the terms of, or constitute a default under, such license, contract, permit, Instrument, Security or franchise (other than to the extent that any such term would be rendered ineffective pursuant to the UCC or any other applicable law (including the Bankruptcy Code) or principles of equity); provided, that immediately upon the ineffectiveness, lapse or termination of any such provision the Collateral shall include, and Grantor shall be deemed to have granted a security interest in, all such rights and interests as if such provision had never been in effect; (b) any assets subject to purchase money or other equipment financing liens (but only to the extent secured by the assets financed); and (c) any Equity Interests issued by a Person if such Person is a controlled foreign corporation (as such term is defined in Section 957(a) of the Internal Revenue Code of 1986, as amended) to the extent that creation of a security interest by Grantor in such Equity Interests could reasonably be expected to result in material adverse tax consequences to Grantor, it being acknowledged and agreed that the creation of a security interest in Equity Interests possessing up to 66% of the voting power of all classes of Equity Interests of such Person entitled to vote will not result in such adverse tax consequences.

SECTION 2.                         Security for Obligations.

This Agreement secures, and the Collateral is collateral security for, the prompt payment in full when due, whether at stated maturity, by required prepayment, declaration, acceleration, demand or otherwise, of the obligations of Grantor under the Note.

SECTION 3.                         Remedies.

If any Event of Default shall have occurred and be continuing, Secured Party may exercise in respect of the Collateral, in addition to all other rights and remedies provided for herein or otherwise available to it, all the rights and remedies of a secured party on default under the UCC (whether or not the UCC applies to the affected Collateral).

SECTION 4.                         Amendments; Etc.

No amendment, modification, termination or waiver of any provision of this Agreement, and no consent to any departure by Grantor therefrom, shall in any event be effective unless the same shall be in writing and signed by Secured Party and, in the case of any such amendment or modification, by Grantor and each such waiver or consent shall be effective only in the specific instance and for the specific purpose for which it was given.

SECTION 5.                         Notices.

Any notice or other communication herein required or permitted to be given shall be in writing and may be personally served or sent by telefacsimile or United States mail or courier service and shall be deemed to have been given when delivered in person or by courier service, upon receipt of telefacsimile, or three (3) Business Days after depositing it in the United states mail with postage prepaid and properly addressed. For the purposes hereof, the address of each party hereto, shall be set forth under such party’s name on the signature pages hereof or such other address as shall be designated by such party in a written notice delivered to the other parties hereto.

SECTION 6.                         Severability.

In case any provision in or obligation under this Agreement shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

SECTION 7.                         Headings.

Section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose or be given any substantive effect.

SECTION 8.                         Governing Law; Rules of Construction.

THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE GOVERNED BY, AND SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, THE INTERNAL LAWS OF THE STATE OF CALIFORNIA (INCLUDING, WITHOUT LIMITATION, SECTION 1646.5 OF THE CIVIL CODE OF THE STATE OF CALIFORNIA), WITHOUT REGARD TO CONFLICTS OF LAWS PRINCIPLES, EXCEPT TO THE EXTENT THAT THE UCC PROVIDES THAT THE PERFECTION OF THE SECURITY INTEREST HEREUNDER, OR REMEDIES HEREUNDER, IN RESPECT OF ANY PARTICULAR COLLATERAL ARE GOVERNED BY THE LAWS OF A JURISDICTION OTHER THAN THE STATE OF CALIFORNIA.

SECTION 9.                         Counterparts.

This Agreement may be executed in one or more counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts together shall constitute but one and the same instrument; signature pages may be detached from multiple separate counterparts and attached to a single counterpart so that all signature pages are physically attached to the same document.

SECTION 10.                  Definitions.

(a)                                 Each capitalized term utilized in this Agreement that is not defined in this Agreement, but that is defined in the UCC, including the categories of Collateral listed in Section 1 hereof shall have the meaning set forth in Divisions 1, 8 or 9 of the UCC.

(b)                                 In addition, the following terms used in this Agreement shall have the following meanings:

“Collateral” has the meaning set forth in Section 1 hereof.

“Event of Default” means any Event of Default as defined in the Note.

“Note” has the meaning set forth in the Recitals of this Agreement.

“UCC” means the Uniform Commercial Code, as it exists on the date of this Agreement or as it may hereafter be amended, in the State of California.

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IN WITNESS WHEREOF, Grantor and Secured Party have caused this Agreement to be duly executed and delivered by their respective officers thereunto duly authorized as of the date first written above.

GLAUKOS CORPORATION, as Grantor

By:
Name:
Title:

Notice Address:

26501 Merit Circle, Suite 103
Laguna Hills, California 92653
Attention:
Fax: (949) 949-9984

., as Lender and as Secured Party

By:
Name:
Title:

Notice Address:

Attention:
Fax:

Signature Page to Security Agreement